EXHIBIT 24.2

DUKE ENERGY CORPORATION

CERTIFICATE

The undersigned officer of DUKE ENERGY CORPORATION, a Delaware corporation (the “Corporation”), does hereby certify that attached below is a true and complete copy of a resolution adopted at a meeting of the Board of Directors of the Corporation with respect to the Registration Statement, which resolution is presently in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of March, 2013.

/s/ Robert T. Lucas III
Robert T. Lucas III
Assistant Secretary

FURTHER RESOLVED, That each officer and director who may be required to execute such Registration Statement or any amendment thereto (whether on behalf of the Corporation or as an officer or director thereof or by attesting the seal of the Corporation or otherwise) be and hereby is authorized to execute a power of attorney appointing Lynn J. Good, Marc E. Manly, Stephen G. De May and David S. Maltz, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) such Registration Statement and any and all amendments thereto and all instruments necessary or advisable in connection therewith, to attest the seal of the Corporation thereon and to file the same with the SEC, each of said attorneys and agents to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of such officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person.